UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2005

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 19, 2005, David L. Millstein was elected a director of IXYS Corporation. The committee or committees of the board of directors that Mr. Millstein will join have not been determined.

Mr. Millstein recently retired as a partner of PricewaterhouseCoopers LLP ("PwC"). During his 32-year career with PwC, Mr. Millstein held a number of roles as a tax partner, including Tax Partner-in-Charge of the New Jersey and the West Coast business units. He also was National Real Estate Industry Chair. For the period 1998 thru 2002, Mr. Millstein was a member of PwC's Global Tax Executive where he had responsibility for the firm's global tax products and services. For the past three years, Mr. Millstein served as the Business Development Partner for the firm's San Francisco office. Mr. Millstein, 59 years old, has a Bachelor of Science in Economics from the Wharton School and a Juris Doctor from the University of Pennsylvania School of Law. He also received a Master of Laws degree from the New York University Graduate School of Law. He is a CPA in California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

September 21, 2005	By:	Uzi Sasson

Name: Uzi Sasson
Title: Vice President of Finance